UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

May 4, 2017

QTS Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36109	46-2809094
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

12851 Foster Street Overland Park, KS	66213
(Address of principal executive offices)	(Zip Code)

(913) 814-9988

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 4, 2017, QTS Realty Trust, Inc. (the “Company”) held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”) at which the Company’s stockholders approved the 2017 Amended and Restated QTS Realty Trust, Inc. Employee Stock Purchase Plan (the “2017 ESPP”), effective as of July 1, 2017.  The 2017 ESPP amends and restates the QTS Realty Trust, Inc. Employee Stock Purchase Plan (the “Existing Plan”).

The 2017 ESPP provides, among other things, that: (1) eligible employees may purchase shares of the Company’s common stock at up a 10% discount on the price of a share either at the beginning or end of a purchase period, provided that the committee designated to administer the plan will, in advance of each purchase period, determine the exact amount of the discount and the basis on which the discount will be applied (as compared to no discount under the Existing ESPP), (2) shares purchased under the 2017 ESPP will be subject to a one-year holding period (as compared to no holding period under the Existing ESPP), and (3) the 2017 ESPP will remain in existence for a term of ten years commencing on July 1, 2017, or until its earlier termination by the board of directors of the Company.  Eligible employees who elect to participate in the 2017 ESPP must fund their purchases through payroll deductions of up to $1,000 per paycheck. The 2017 ESPP does not increase the number of shares available for issuance under the Existing Plan, which was 240,879 as of April 30, 2017.

A description of the 2017 ESPP is set forth in the Company’s Definitive Proxy Statement on Schedule 14A for the Annual Meeting, which was filed with the Securities and Exchange Commission on March 20, 2017 (the “Proxy Statement”), and is incorporated herein by reference. The foregoing description is qualified in its entirety by reference to the 2017 ESPP, which is attached as Appendix A to the Proxy Statement and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, (i) eight directors were elected, (ii) the compensation paid to the Company’s named executive officers was approved in an advisory vote, (iii) the Company’s 2017 ESPP was approved, and (iv) the appointment of Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 was ratified. The proposals are described in detail in the Company’s Proxy Statement for the Annual Meeting, which was filed with the Securities and Exchange Commission on March 20, 2017. The final voting results for each proposal are set forth below.

Election of Directors

At the Annual Meeting, stockholders elected eight directors of the Company to serve until the 2018 Annual Meeting of Stockholders and until their successors have been duly elected and qualified. The table below sets forth the voting results for each director nominee:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Chad L. Williams	49,573,017	539,620	1,037,991
John W. Barter	49,876,759	235,878	1,037,991
William O. Grabe	48,645,448	1,467,189	1,037,991
Catherine R. Kinney	49,794,299	318,338	1,037,991
Peter A. Marino	49,860,095	252,542	1,037,991
Scott D. Miller	49,860,528	252,109	1,037,991
Philip P. Trahanas	49,876,671	235,966	1,037,991
Stephen E. Westhead	49,859,998	252,639	1,037,991

Advisory Vote to Approve Named Executive Officer Compensation

At the Annual Meeting, the Company’s stockholders voted on a non-binding resolution to approve the compensation of the Company’s named executive officers. The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
49,000,208	973,660	138,769	1,037,991

Vote to Approve the 2017 Amended and Restated QTS Realty Trust, Inc. Employee Stock Purchase Plan

At the Annual Meeting, the Company’s stockholders voted to approve the 2017 ESPP. The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
49,850,885	161,970	99,782	1,037,991

Ratification of Ernst & Young as the Company’s Independent Registered Public Accounting Firm

At the Annual Meeting, the Company’s stockholders ratified the appointment of Ernst & Young as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstentions
51,119,853	20,723	10,052

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QTS Realty Trust, Inc.

By:	/s/ Shirley E. Goza
Shirley E. Goza
Secretary and General Counsel

May 5, 2017